                                                                    EXHIBIT 3.37

                                   BYLAWS OF

                         SALEM MEDIA OF COLORADO, INC.


                                   ARTICLE I
                                    Offices

          The principal office of SALEM MEDIA OF COLORADO, INC.  (the
"Corporation") shall be located in Denver, Colorado.   The Corporation may have
such other offices and places of business, either within or outside Colorado, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

          The registered office of the Corporation is required by the Colorado Corporation Code to be maintained in Colorado. The registered office may be, but need not be, identical with the principal office if in Colorado, and the address of the registered office may be changed from time to time by the Board of Directors (the "Board").

                                   ARTICLE II
                                  Shareholders

          Section 2.1.    Application of Article II.   So long as there is only
                          -------------------------
one shareholder of the Corporation, Sections 2.5, 2.9 and 2.10 shall not apply to the Corporation and any provisions thereof need not be fulfilled except as otherwise required by the Colorado Corporations Code or Articles of Incorporation as amended.

          Section 2.2.    Annual Meetings.   Annual meetings of the stockholders
                          ---------------
of the Corporation for the purpose of electing directors AND for the transaction of such other proper business as may come before such meetings shall be held on or before April 30 at such time and place as the Board shall determine by resolution.

          Section 2.3.    Special Meetings.   A special meeting of the
                          ----------------
stockholders for the transaction of any proper business may be called at any time by the Board or by the President or the holders of 20% or more of the common stock of the Corporation.

          Section 2.4.    Place of Meeting.   The Board may designate any place,
                          ----------------
either within or outside Colorado, as the place for any annual meeting or
special meeting called by the Board.   A waiver of notice signed by all
shareholders entitled to vote at a meeting may designate any place, either
within or outside Colorado, as the place for such meeting.   If no designation
is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the Corporation in Colorado.

          Section 2.5.    Notice of Meeting.   Written notice stating the place,
                          -----------------
day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased, at least 30 days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

          Section 2.6.    Adjournment.   When a meeting is for any reason
                          -----------
adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the
adjournment is taken.   At the adjourned meeting, any business may be transacted
which might have been transacted at the original meeting.

          Section 2.7.   Organization.   The President or any Vice President
                         ------------
shall call meetings of shareholders to order and act as chairman of such
meetings.   In the absence of said officers, any shareholder entitled to vote at that meeting, or any proxy of any such shareholder, may call the meeting to order and a chairman shall be elected by a majority of the shareholders entitled
to vote at the meeting.   In the absence of the Secretary or any assistant
Secretary of the Corporation, any person appointed by the chairman shall act as Secretary of such meeting.

          Section 2.8.    Agenda and Procedure.   The Board of Directors shall
                          --------------------
have the responsibility for establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The Chairman shall be charged with the orderly conduct of all meetings of shareholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, or to the Articles of Incorporation, or these Bylaws, Robert's Rules of Order (as last revised) shall govern the disposition of the matter.

          Section 2.9.    Closing of Transfer Books or Fixing of Record Date.
                          --------------------------------------------------
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

          Section 2.10.   Voting Records.   The officer or agent having charge
                          --------------
of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares
held by each.   For a period of ten days prior to such meeting, this record shall be kept on file at the principal office of the Corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours.
Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any
purpose germane to the meeting during the whole time of the meeting.   The
original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Any officer or agent having charge of the stock transfer books who fails to prepare the record of shareholders, or to keep it on file for a period of ten days before the meeting or to produce and keep it open for inspection at the meeting as provided in this section, is liable to any shareholder suffering damage due to the failure to the extent of the damage.

          Section 2.11.   Quorum.   Unless otherwise provided by the Articles of
                          ------
Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a
meeting of shareholders.   If fewer than a majority of the outstanding shares
are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed 60 days at
any one adjournment.   At such adjourned meeting at which a quorum shall be
present or represented, any business may be transacted which might have been
transacted at the meeting as originally notified.   The shareholders present at
a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders so that less than a quorum remains.

          If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.

          Section 2.12.   Proxies.   At all meetings of shareholders, a
                          -------
shareholder may vote by proxy executed in writing by the shareholder or his duly
authorized attorney-in-fact.   Such proxy shall be filed with the Secretary of
the Corporation before or at the time of the meeting.   No proxy shall be valid
after eleven months from the date of its execution unless otherwise provided in the proxy.

          Section 2.13.   Voting of Shares.   Each outstanding share, regardless
                          ----------------
of class, shall be entitled to one vote and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the
Articles of Incorporation.   If the Articles of Incorporation provide for more
or less than one vote for any share on any matter, every reference in the Colorado Corporation Code to a majority or other proportion or number of shares shall refer to such a majority or other proportion or number of votes entitled to be cast with respect to such matter.

          At a shareholders' meeting involving the election of directors, each shareholder shall be entitled to cast for any one candidate no greater number votes than the number of shares held by such shareholder; shareholders shall be entitled to cumulate votes on behalf of any candidate.

          Section 2.14.   Voting of Shares by Certain Holders.
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          a. Neither treasury shares, nor shares of another Corporation, if a majority of the shares entitled to vote for the election of directors of such other Corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares
into his name.   Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date of which written notice or redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company, with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

          b. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effect:

               (i) If only one person votes, his act binds all;

               (ii) If two or more persons vote, the act of the majority so voting binds all;

          (iii) If two or more persons vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Colorado to appoint
an additional person to act with the persons so voting the shares.   The shares
shall then be voted as determined by a majority of such persons and the person
appointed by the court.   If a tenancy is held in unequal interests, a majority
or even split for the purpose of this subsection (iii) shall be a majority or even split in interest.

         The effects of voting stated in this subsection B shall not be applicable if the Secretary of the Corporation is given written notice of alternate voting provisions and is furnished with a copy of the instrument or order wherein the alternate voting provisions are stated.

          Section 2.15.   Informal Action by Shareholders.   Any action required
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or allowed to be taken at a meeting of the shareholders may be taken without a meeting, provided that a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the
subject matter thereof.   Such consent shall have the same force and effect as a
unanimous vote of the shareholders, and may be stated as such in any articles or document filed with the Secretary of State of Colorado under the Colorado Corporation Code.

                                  ARTICLE III
                               Board of Directors

          Section 3.1.   General Powers.   The business and affairs of the
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Corporation shall be managed by its Board of Directors, except as otherwise provided in the Colorado Corporation Code or the Articles of Incorporation.

          Section 3.2.   Performance of Duties.   A Director of the Corporation
                         ---------------------
shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under
similar circumstances.   In performing his duties, a director shall be entitled
to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in subsections a, b and c of this Section 3.2; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the Corporation. Those persons and groups upon whose information, opinions, reports, and statements a director is entitled to rely are:

          a. One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

          b. Counsel, public accountants, or other persons as to matters which the Director reasonably believes to be within such persons' professional or expert competence; or

          c. A committee of the Board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

          Section 3.3.   Number, Tenure and Qualifications.  The number of
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directors of the Corporation shall be two; except that there need only be as many directors as there are shareholders in the event that the outstanding
shares are held of record by fewer than three shareholders.   The directors
shall be elected at each annual meeting of shareholders.   Each director shall
hold office until the next annual meeting of shareholders and thereafter until
his successor shall have been elected and qualified.   Directors shall be 18
years of age or older, but need not be residents of Colorado or shareholders of
the Corporation.   Directors shall be removable in the manner provided by the statutes of Colorado.

          Section 3.4.    Resignation.   Any director of the Corporation may
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resign at any time by giving written notice of his resignation to the Board of Directors, the President, any Vice President or the Secretary of the
Corporation.   Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it
effective.   When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

          Section 3.5.    Removal.   Except as otherwise provided in the
                          -------
Articles of Incorporation or in these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for such purpose. The vacancy in the Board caused by any such removal may be filled by the shareholders entitled to vote
thereon at such meeting.   If the shareholders at such meeting shall fail to
fill the vacancy, the Board of Directors may do so as provided in Section 3.6.

          Section 3.6.    Vacancies.   Any vacancy occurring in the Board may be
                          ---------
filled by the affirmative vote of a majority of the remaining directors though
less than a quorum except as otherwise provided herein.   A director elected to
fill a vacancy shall be elected for the unexpired term of his predecessor in
office.   Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at any annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office until the next annual meeting of shareholders and until his successor has been elected and has qualified.

          Section 3.7.    Regular Meetings.   A regular meeting of the Board
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shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

          Section 3.8.    Special Meetings.   Special meetings of the Board may
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be called by or at the request of the President or any two Directors.   The
person or persons authorized to call Special Meetings of the Board may fix any place, either within or outside Colorado, as the place for holding any special meeting of the Board called by them.

          Section 3.9.    Notice.   In the event that there is more than one
                          ------
director of the Corporation, notice of any Special Meeting shall be given at least seven days previously thereto by written notice delivered personally or mailed to each director at his business address, or by notice given at least two days previously by telegraph. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive
notice of any meeting.   The attendance of a director at a meeting shall
constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

          Section 3.10.   Quorum.   A majority of the number of directors
                          ------
elected and qualified at the time of the meeting shall constitute a quorum for the transaction of business at any such meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

          Section 3.11.   Manner of Acting.   If a quorum is present, the
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affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the Board, unless the vote of a greater number is required by law or the Articles of Incorporation.

          Section 3.12.   Compensation.   By resolution of the Board of
                          ------------
Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at such
meeting; or a stated salary as director.   No such payment shall preclude any
director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 3.13.   Presumption of Assent.   A Director of the Corporation
                          ---------------------
who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the
adjournment of the meeting.   Such right to dissent shall not apply to a
Director who voted in favor of such action.

          Section 3.14.   Executive Committee.   The Board, by resolution
                          -------------------
adopted by a majority of the number of directors elected and qualified at the time of the resolution, may designate two or more directors to constitute an executive committee which shall have and may exercise all of the authority of the Board of Directors or such lesser authority as may be set forth in said
resolution.   No such delegation of authority shall operate to relieve the Board of Directors or any member of the Board from any responsibility imposed by law.

          Section 3.15.   Informal Action by Directors.   Any action required or
                          ----------------------------
permitted to be taken at a meeting of the directors, executive committee or other committee of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the
directors entitled to vote with respect to the subject matter thereof.   Such
consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any articles or documents filed with the Secretary of State of Colorado under the Colorado Corporation Code.

          Section 3.16.   Meetings by Telephone.   Members of the Board or any
                          ---------------------
committee of the directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the
same time.   Such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV
                              Officers and Agents

         Section 4.1.    General.   The officers of the Corporation shall be a
                         -------
President, a Secretary and a Treasurer, each of whom shall be elected by the Board. The Board may appoint one or more Vice Presidents and such other officers, assistant officers, committees and agents, including a chairman of the board, Assistant Secretaries and Assistant Treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board. The salaries of all the officers of the Corporation shall be fixed by the Board. One person may hold any two offices, except that no person may simultaneously hold the offices of President and Secretary. The officers of the Corporation shall be 18 years of age or older. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board, such officer, agent or employee shall follow the orders and instructions of (a) the President, and if a Chairman of the Board has been elected, then (b) the Chairman of the Board.

          Section 4.2.    Election and Term of Office.   The officers of the
                          ---------------------------
Corporation shall be elected by the Board of Directors annually at the first
meeting of the board held after each annual meeting of the shareholders.   If
the election of officers shall not be held at such meeting, election of officers shall occur by unanimous written consent of the Board as soon thereafter as may
be convenient.   Each officer shall hold office until the first of the following occurs: until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

          Section 4.3.    Removal.   Any officer or agent may be removed by the
                          -------
Board or by the executive committee, if any, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 4.4.    Vacancies.   A vacancy in any office, however
                          ---------
occurring, may be filled by the Board for the unexpired portion of the term.

          Section 4.5.    Chairman.   The Chairman shall be an officer of the
                          --------
Corporation.   The Chairman shall have the responsibility of setting the agenda for Board meetings and such other responsibilities and duties as are assigned by the Board.

          Section 4.6.    President.   The President shall, subject to the
                          ---------
direction and supervision of the Board, be the chief executive officer of the Corporation and shall have general and active control of its affairs and
business and general supervision of its officers, agents and employees.   He
shall, unless otherwise directed by the Board, attend in person or by substitute appointed by him, or shall execute, on behalf of the Corporation, written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other Corporation in which the Corporation
shall hold any stock.   He may, on behalf of the Corporation, in person or by
substitute or by proxy, execute written waivers of notice and consents with
respect to any such meetings.   At all such meetings and otherwise, the
President, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the
instructions, if any, of the Board.   The President shall have custody of the
Treasurer's bond, if any. If a chairman of the board has been elected, the chairman of the board shall have, subject to the direction and modification of the Board, all the same responsibilities, rights and obligations as described in these Bylaws for the President.

          Section 4.7.    Vice Presidents.   The Vice Presidents, if any, shall
                          ---------------
assist the President and shall perform such duties as may be assigned to them by
the President or by the Board.   In the absence of the President, the Vice
President designated by the Board or (if there be no such designation) the Vice President designated in writing by the President shall have the powers and
perform the duties of the President.   If no such designation shall be made, all
Vice Presidents may exercise such powers and perform such duties.

          Section 4.8.     Secretary.   The Secretary shall perform the
                           ---------
following:

                   a. Keep the minutes of the proceedings of the shareholders, executive committee and the Board of Directors;

                   b. See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                   c. Be custodian of the Corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors;

                   d. Keep, at the Corporation's registered office or principal place of business within or outside Colorado, a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar;

                   e. Sign with the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

                   f. Have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and

                   g. In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

          Section 4.9.    Treasurer.   The Treasurer shall be the principal
                          ---------
financial officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and acquittances for monies paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the Treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President. The assistant Treasurers, if any, shall have the same powers and duties, subject to the supervisor of the Treasurer.

          The Treasurer shall also be the principal accounting officer of the
Corporation.   He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the President and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

          Section 4.10.   Salaries.   Officers of the Corporation shall be
                          --------
entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

          Section 4.11.   Bonds.   If the Board of Directors by resolution shall
                          -----
so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of that officer's or agent's duties and offices.

                                   ARTICLE V
                                     Stock

          Section 5.1.    Certificates.   The shares of stock shall be
                          ------------
represented by consecutively numbered certificates signed in the name of the Corporation by its chairman or vice-chairman of the Board which for the purpose of this Section 5.1 only shall be considered officers, or by its President or a Vice President and by the Treasurer or an assistant Treasurer or by the Secretary or an assistant Secretary, and shall be sealed with the seal of the
Corporation, or with a facsimile thereof.   The signatures of the Corporation's
officers on such certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the
Corporation itself or an employee of the Corporation.   In case any officer who
has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Every certificate representing shares issued by a Corporation which is authorized to issue shares of more than one class or more than one series of any class shall set forth upon the face or back of the certificate or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

          Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation's organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate or a statement that the
shares are without par value.   Certificates of stock shall be in such form
consistent with law as shall be prescribed by the Board.   No certificate shall
be issued until the shares represented thereby are fully paid.

          Section 5.2.    Record.   A record shall be kept of the name of each
                          ------
person or other entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of
cancellation.   The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

          Section 5.3.    Consideration for Shares.   Shares shall be issued for
                          ------------------------
such consideration, expressed in dollars as shall be fixed from time to time by
the Board.   That part of the surplus of a Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed
the consideration for the issuance of such dividend shares.   Such consideration
may consist, in whole or in part, of money, other property, tangible or intangible, or in labor or services actually performed for the Corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

          Section 5.4.    Cancellation of Certificates.   All certificates
                          ----------------------------
surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

          Section 5.5.     Lost Certificates.   In case of the alleged loss,
                           -----------------
destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and
conditions in conformity with law as it may prescribe.   The Board may in its
discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

          Section 5.6.    Transfer of Shares.   Upon surrender to the
                          ------------------
Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept at its principal office or by its registrar duly appointed.

          The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

          Section 5.7.    Indemnification of Directors, Officers, and Others.
                          ----------------------------------------------------
The Corporation has the power to indemnify current or former directors, officers, employees, and agents, to the greatest extent provided in its Articles of Incorporation and by Cob. Rev. Stat. S 7-3-101. (5).

                                   ARTICLE VI
                  Execution of Instruments; Loans; Checks and
                        Endorsements; Deposits; Proxies

          Section 6.1.    Execution of Instruments.   The President shall have
                          ------------------------
the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board to some other officer or agent
of the Corporation.   Unless authorized to do so by these Bylaws or by the
Board, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

          Section 6.2.    Loans.   The Corporation may lend money to, guarantee
                          -----
the obligations of and otherwise assist directors, officers and employees of the Corporation, or directors of another Corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the Colorado Corporation Code.

          No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a
resolution of the Board.   Such authority may be general or confined to specific
instances.

          Section 6.3.    Checks and Endorsements.   All checks, drafts or other
                          -----------------------
orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board, which resolution may provide for the use of facsimile signatures.

          Section 6.4.    Deposits.   All funds of the Corporation not otherwise
                          --------
employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

          Section 6.5.  Proxies.   Unless otherwise provided by resolution
                        -------
adopted by the Board, the President or any Vice President may from time to time appoint one or more agents or attorneys-in-fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation, association or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation, association or other entity or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

          Section 6.6.  Contracts.   The Board may authorize any officer or
                        ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                                  ARTICLE VII
                                 Miscellaneous

          Section 7.1.  Waivers of Notice.   Whenever notice is required by the
                        -----------------
Colorado Corporation Code, by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before, at or after the time stated therein, or his appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

          Section 7.2.  Fiscal Year.   The fiscal year of the Corporation shall
                        -----------
be December 31.

          Section 7.3.  Amendments.   The Board of Directors shall have the
                        ----------
power to alter, amend or repeal the Bylaws or adopt new Bylaws of the Corporation at any regular meeting of the Board, or at any special meeting called for that purpose, or by unanimous written consent of the Board, subject to repeal or change by action of the shareholders.

          Section 7.4.  Emergency Bylaws.   Subject to repeal or change by
                        ----------------
action of the shareholders, the Board may adopt emergency Bylaws in accordance with and pursuant to the provisions of the Colorado Corporation Code.